Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan of Talos Energy Inc. of our report dated March 31, 2022, with respect to the consolidated financial statements of QuarterNorth Energy Inc. as of December 31, 2021 and for the period from August 27, 2021 to December 31, 2021 appearing in the Current Report on Form 8-K of Talos Energy Inc., filed with the Securities and Exchange Commission on January 17, 2024.

/s/ Ernst & Young LLP

Houston, Texas

August 7, 2024